The Boeing Company

P.O. Box 3707

Seattle, WA 98124 2207

Amendment No.1 to 6-1163-WEB-1047

November 24, 2020

GAC, Inc.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

Subject: Amendment No: 1 to Accommodations for 737 MAX Disruption

Reference: Accommodations for 737 MAX Disruption Agreement No. 6-1163-WEB 1047, including the Addendum (Agreement), between GAC, Inc. (Customer) and The Boeing Company (Boeing), dated March 20, 2020.

This letter revises and supplements the Agreement (Amendment). All items not defined in this Amendment will have the same meaning as in the Agreement or as the Purchase Agreement, as the context requires. The Agreement will be deemed amended to the extent provided herein as of the date executed by the parties and as so amended will continue in full force and effect.

Under the Agreement Customer entered into a Continued Commitment [****] Leased Aircraft [****] Customer further agreed, under the Addendum to the Agreement dated June 23, 2020, to [****].

Also under the Agreement Article 2.3, [****].

Customer has [****] Lease [****] Leased Aircraft. In recognition of Customer’s commitment [****].

Confidentiality.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to its employees with a need to know the contents for purposes of helping Customer perform its respective obligations under this Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing. In addition to any equitable relief that may be available to Boeing, in the event of a breach of this clause by Customer, Boeing may rescind the considerations provided under this Agreement.

ACCEPTED AND AGREED TO

GAC, INC.

By: [****]

Title: [****]

Date: [****]

THE BOEING COMPANY

By: [****]

Title: [****]

Date: Nov 25, 2020

Attachment A:. Wire Transfer Request - Required Information

Correspondent Bank (if applicable)

•       Bank Name:

•       Bank Address:

•       Country:

•       Account Number:

•       Routing Code (SWIFT code if International):

Beneficiary Bank

[****]

Final Beneficiary

[****]